UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) July 27, 2018

(Date of earliest event reported) July 23, 2018

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

On July 23, 2018, we expanded our Board of Directors from seven to nine members, and Arcilia C. Acosta and Tracy E. Hart were appointed to the Board to fill these additional positions. All the current directors will continue as members of the Board. There are no arrangements or understanding between any of our directors and any other persons pursuant to which he or she is continuing to serve as a director of the company. There are no family relationships between or among any of our directors and executive officers. There are no transactions or relationships between Ms. Acosta or Ms. Hart and the company that are reportable under Item 404(a) of Regulation S-K.

Arcilia C. Acosta

Arcilia C. Acosta, 52, has served as the president and chief executive officer of CARCON Industries and Construction, a Dallas, Texas-based firm specializing in commercial, industrial and transportation design and build construction since 2000. Acosta is also the founder and CEO of STL Engineers, a geotechnical engineering and construction materials testing firm also based in Dallas. She earned a Bachelor of Arts from Texas Tech University and is a graduate of Harvard University Business School Corporate Governance Program.

Ms. Acosta will also serve on our Board as a member of the Board’s Audit, Corporate Governance and Executive Compensation Committees.

Tracy E. Hart

Tracy E. Hart, 56, serves as the president of Tarlton Corporation, a St. Louis, Missouri-based general contracting and construction management firm consistently ranked among Engineering News-Record’s Top 400 Contractors. Since Hart became president in 1999, Tarlton has tripled its size and further solidified its market share. Hart earned a Bachelor of Arts in English and Communication from the University of Michigan.

Ms. Hart will also serve on our Board as a member of the Board’s Audit, Corporate Governance and Executive Compensation Committees.

Director Compensation and Reimbursement

For their service on the Board through May 22, 2019, Ms. Acosta and Ms. Hart will each receive an annual retainer of $85,000, prorated for the period of time from their appointment to the Board through May 22, 2019. Ms. Acosta and Ms. Hart will also receive the currently effective stock retainer of shares of our common stock with a value of $110,000 paid to the members of our Board, similarly prorated, which shares shall be issued pursuant to the Equity Compensation Plan, as amended. As non-management directors, Ms. Acosta and Ms. Hart will also be entitled to participate in our Deferred Compensation Plan for Non-Employee Directors described under “Director Compensation” on pages 19 through 21 of our Proxy Statement relating to our 2018 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on April 4, 2018 (as such description is incorporated herein by this reference). Additionally, Ms. Acosta and Ms. Hart will be reimbursed for their expenses related to their attendance at Board and committee meetings.

Officers

On July 23, 2018, Curtis L. Dinan’s title was changed to Senior Vice President and Chief Financial Officer from Senior Vice President, Chief Financial Officer and Treasurer. Mr. Dinan, 51, served as our Senior Vice President, Chief Financial Officer and Treasurer since February 2014. Mr. Dinan served as Senior Vice President, Natural Gas for ONEOK Partners, L.P. from 2013 to January 2014.

On July 23, 2018, Jeffrey J. Husen was elected as Vice President, Chief Accounting Officer and Controller. Mr. Husen, 47, has served as our controller responsible for accounting, financial reporting and financial planning since February 2014. Prior to becoming controller, Mr. Husen served as assistant controller for ONEOK, Inc. and ONEOK Partners, L.P. from January 2013 to January 2014.

Both of these officers are eligible to participate in the compensation and benefit plans described under “Compensation Discussion and Analysis” on pages 35 through 45 of ONE Gas’ Proxy Statement related to its 2018 Annual Meeting of Shareholders, as originally filed with the United States Securities and Exchange Commission on April 4, 2018 (and such descriptions are incorporated herein by this reference).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective July 23, 2018, our Board of Directors approved and adopted amended and restated By-laws of the same date (the “Amended and Restated By-laws”), amending Article III, Section 3.03(b) of our existing By-laws to increase the mandatory retirement age for directors to 75 from 73. The text of our Amended and Restated By-laws are filed as Exhibit 3.1 to this Current Report on Form 8-K and its terms are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

We issued a news release on July 26, 2018, announcing the appointment of Ms. Acosta and Ms. Hart to our Board, a copy of which is attached as Exhibit 99.1 and which is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated By-laws of ONE Gas, Inc.

99.1	News release issued by ONE Gas, Inc. dated July 26, 2018.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: July 27, 2018	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President and Chief Financial Officer